UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): December 22, 2016

NABUFIT GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North
Orem, UT 84097
(Address of Principal Executive Offices)

801-362-2115
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On December 22, 2016, NABUfit Global, Inc. (the "Company") closed on the sale of 2,852,75 shares ("Shares") of its common stock, par value $0.0001 per share ("Common Stock") at a price of $0.50 per shares (the "Purchase Price") resulting in an aggregate gross proceeds to the Company of approximately $1,426,362.  The Shares were sold pursuant to one or more subscription agreements dated on or about December 18, 2016 ("Subscription Agreements") by and among the Company and fourteen Danish investors, including Brian Mertz, the Company's Chief Executive Officer and two other current shareholders.  The Shares were sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Rule 903 of Regulation S.

In connection with the purchase of the Shares, the Subscription Agreement provides that the purchasers shall have the right to require the Company to register the Shares within ninety (90) days of the final closing in accordance with the terms of the Registration Rights Agreement dated on or about December 18, 2016.

A form of the Subscription Agreement and Registration Rights Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Subscription Agreement and the purchase of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01          Other Events.

On December 23, 2016, the Company issued a press release announcing the purchase of the Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2 99.1	Description of Exhibits Form of Subscription Agreement. Form of Registration Rights Agreement. Press Release issued December 23, 2016

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 23rd day of December, 2016.

NABUFIT GLOBAL, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2 99.1	Description of Exhibits Form of Subscription Agreement. Form of Registration Rights Agreement. Press Release issued December 23, 2016